                                                                    Exhibit 4.1

                Agreement pursuant to Item 601 (b) (4) (iii) (A)
                               Of Regulation S-K

The  registrant  hereby  undertakes  and agrees to furnish to the Securities and
Exchange  Commission  upon  request  a copy of any  instrument  relating  to, or defining  the rights of the holders  of, any  long-term  debt of the  registrant and/or its  subsidiaries,  a copy of which has not been filed in  reliance  upon
Item 601 (b) (4)  (iii) (A) of  Regulation  S-K or  which,  although  previously filed,  shall have become stale in the sense of Item 10 (d) of Regulation S-K or which  shall  have been  deposed  of by the  Commission  pursuant  to its Record
Control  Schedule.  This  Agreement and  undertaking is intended to be effective with respect to registrant's  long-term debt instruments whether securities have been issued thereunder or are yet to be issued thereunder.

Dated:  August 12, 2002

                                          By:  /s/ Theodore C. Miller
                                            Theodore C. Miller, Senior Vice President
                                            Corporate Secretary and Chief Financial
                                            Officer